Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES EXTENSION OF ITS

PRIVATE EXCHANGE OFFERS

Uncasville, Connecticut, February 23, 2012 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today that it has extended its private exchange offers and consent solicitations. The Authority announced that it has extended the expiration date of the private exchange offers and consent solicitations to 5:00 p.m., New York City time, on February 27, 2012 (the “revised expiration date”), and has extended the early tender date with respect to its outstanding 6 1/8% senior notes due 2013 and 8% senior subordinated notes due 2012 until 5:00 p.m., New York City time, on February 27, 2012 (the “revised early tender date”), in each case unless extended by the Authority.

As previously announced, the Authority is offering to exchange any and all of its outstanding notes set forth in the table below (the “old notes”) held by eligible holders for new notes (the “new notes”) in a private exchange offer which includes a solicitation of consents (the “exchange offers”) to certain amendments to the old notes and the indentures governing the old notes. The early tender date and expiration date were previously scheduled for 5:00 p.m., New York City time, on February 22, 2012 (the “previous early tender and expiration date”).

As of the previous early tender and expiration date, old notes had been tendered into the exchange offers in amounts sufficient to satisfy the minimum tender condition (as defined below) with respect to the old second lien notes and the old 2014 notes and old 2015 notes, in the aggregate, but not with respect to the old 2012 notes and old 2013 notes, in the aggregate. As of the previous early tender and expiration date, approximately 99.9% of the old second lien notes, approximately 83.6% of the old 2012 and old 2013 notes, in the aggregate, and approximately 91.8% of the old 2014 and old 2015 notes, in the aggregate, had been tendered into the exchange offers.

The exchange offers are conditioned upon, among other things, the valid tender (without being withdrawn) of old notes representing at least (i) 50.1% of the outstanding principal amount of the old second lien notes, (ii) 90%, in the aggregate, of the outstanding principal amount of the old 2012 notes and the old 2013 notes, and (iii) 75%, in the aggregate, of the outstanding principal amount of the old 2014 notes and the old 2015 notes (the “minimum tender condition”). The conditions to the exchange offers are set forth in the offering memorandum and consent solicitation statement, dated January 24, 2012, and the related supplement dated February 3, 2012 for the exchange offers and consent solicitations. The conditions to the exchange offers are for the Authority’s benefit and may be asserted or waived by the Authority at any time and from time to time, in the Authority’s sole discretion.

The exchange offers were launched on January 24, 2012, and all other terms of the exchange offers remain unchanged from the terms announced at launch.

						Consideration per $1,000 Principal Amount of Old Notes Tendered
						Prior to the Revised Early Tender Date		On or After the Revised Early Tender Date
CUSIP/ISIN	Outstanding Principal Amount	Title of Old Notes to be Tendered	Title of New Notes to be Issued	Minimum Participation Level(1)		Principal Amount of New Notes for Tenders	Cash Consideration for Consents	Principal Amount of New Notes for Tenders	Cash Consideration for Consents
608328AU4/ US608328AU41 U60734AA5/ USU60734AA57	$200,000,000	11 1/2% Second Lien Senior Secured Notes due 2017	11 1/2% Second Lien Senior Secured Notes due 2017	50.1%		$1,000	$15	$1,000	$15

608328AT7 / US608328AT77	$250,000,000	6 1/8% Senior Notes due 2013	10 1/2% Third Lien Senior Secured Notes due 2016	90	%(2)	$1,000	$10	$950	$5

608328AK6 / US608328AK68	$250,000,000	8% Senior Subordinated Notes due 2012	10 1/2% Third Lien Senior Secured Notes due 2016	90	%(2)	$1,000	$10	$950	$5

608328AP5 / US608328AP55	$225,000,000	7 1/8% Senior Subordinated Notes due 2014	11% Senior Subordinated Toggle Notes due 2018	75	%(3)	$1,000	$10	$950	$5

608328AN0 / US608328AN0

608328AR1 / US608328AR12	$150,000,000	6 7/8% Senior Subordinated Notes due 2015	11% Senior Subordinated Toggle Notes due 2018	75	%(3)	$1,000	$10	$950	$5

(1)	The minimum participation level represents, for each series of the old notes, the requisite percentage of such series (or of such series taken together with another series, in the aggregate, as indicated in the table above) that must be validly tendered into the exchange offers and not validly withdrawn in order to satisfy the minimum tender condition.
(2)	Minimum participation level applies to the old 2012 notes and the old 2013 notes, in the aggregate.
(3)	Minimum participation level applies to the old 2014 notes and the old 2015 notes, in the aggregate.

Withdrawal rights for old notes and the related consents tendered into the exchange offers expired at 5:00 p.m., New York City time, on February 6, 2012, as scheduled, and there will be no withdrawal rights for the remainder of the exchange offers.

Holders of old notes accepted in the exchange offers will also receive a cash payment equal to the accrued and unpaid interest in respect of such old notes from the most recent interest payment date to, but not including, the settlement date of the exchange offers.

The new notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws and, unless so registered, the new notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the new notes are being offered and issued only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (ii) to institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and (iii) outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The exchange offers are being made only by, and pursuant to, the terms set forth in an offering memorandum and consent solicitation statement, and the information in this press release is qualified by reference to the offering memorandum and consent solicitation statement and the accompanying letter of transmittal and consent.

Concurrently with the exchange offers and the consent solicitations, the Authority is soliciting consents to the proposed amendments from all holders of old notes that are not eligible to participate in the exchange offers and the consent solicitations (the “retail notes”) as of the date the exchange offers and consent solicitations commenced (the “retail consent solicitation”). The expiration date for the retail consent solicitation, which was previously the previous early tender and expiration date, has been extended to the revised expiration date. The early consent date for the retail consent solicitation with respect to the old 2012 notes and old 2013 notes, which was previously the previous early tender and expiration date, has been extended to the revised early tender date.

The retail consent solicitation is being made only to those beneficial holders of the retail notes as of the commencement of the retail consent solicitation who are not qualified institutional buyers, institutional “accredited investors” or who are otherwise ineligible to participate in the exchange offers in reliance upon Regulation S under the Securities Act of 1933, as amended, as a non-U.S. person. The retail consent solicitation is made only by, and pursuant to, the terms set forth in a consent solicitation statement, and the information in this press release is qualified by reference to the consent solicitation statement and the accompanying letter of transmittal.

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This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Wachtell, Lipton, Rosen & Katz served as legal advisor to the Authority.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania. The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks, uncertainties and assumptions that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause actual results to be materially different from our expectations include, among others, the following: the success, or lack thereof, of the refinancing transactions described herein; our ability to complete any or all of such transactions on the anticipated terms described herein or at all; the financial performance of Mohegan Sun and Mohegan Sun at Pocono Downs and our Pennsylvania off-track wagering facilities; the local, regional, national or global economic climate, including the lingering effects of the economic recession, which has affected our revenues and earnings; increased competition, including the expansion of gaming in New England, New York, New Jersey or Pennsylvania; our leverage and ability to meet our debt service obligations and maintain compliance with financial debt covenants; the availability of financing, including the new first lien notes and the consummation of the exchange offers; our dependence on existing management; our ability to integrate new amenities from expansions to our facilities into our current operations and manage the expanded facilities; changes in federal or state tax laws or the administration of such laws; changes in gaming laws or regulations, including the limitation, denial or suspension of licenses required under gaming laws and regulations; changes in applicable laws pertaining to the service of alcohol, smoking or other amenities offered at Mohegan Sun and Mohegan Sun at Pocono Downs; our ability to implement successfully our diversification strategy; an act of terrorism on the United States; our customers’ access to inexpensive transportation to our facilities and changes in oil, fuel or other transportation-related expenses; unfavorable weather conditions;

and the factors described in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended September 30, 2011, under the heading “Risk Factors” and in the Authority’s other filings with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances, except where expressly required by law. The Authority cannot assure that projected results or events will be achieved or will occur.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000